Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Ascent Solar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	546,173(3)	$0.4005	$218,742.29		$0.0001476	$32.29

Total Offering Amounts						218,742.29	$0.0001476	$32.29

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$32.29

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), which become issuable under the 2023 Ascent Solar Technologies, Inc. Equity Incentive Plan (the “2023 Plan”), the CEO inducement grant or the CFO inducement grant by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $0.4005, the average of the high and low price of the registrant’s Common Stock as reported on The Nasdaq Stock Market LLC on March 25, 2024.

(3)	Represents 525,000 shares of common stock reserved for issuance under the 2023 Plan, 17,673 shares reserved under the CEO inducement grant, and 3,500 shares reserved under the CFO inducement grant. If awards outstanding under the 2023 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2023 Plan. The 2023 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2023 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31, or (ii) such lesser amount as determined by the Plan administrator.